QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
TRANSGENOMIC, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

TRANSGENOMIC, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 22, 2002

        The Annual Meeting of Stockholders of Transgenomic, Inc. (the "Company") will be held at the offices of INVESCO Private Capital, 1166 Avenue of the Americas, New York, New York on Wednesday, May 22, 2002, at 10:30 a.m. Eastern Daylight Time, for the following purposes:

  (1)
  To elect a Class II director.

  (2)
  To ratify the appointment of Deloitte & Touche LLP as independent auditor for the Company for the fiscal year ending December 31, 2002.

  (3)
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        Please read the enclosed Proxy Statement for important information about the Annual Meeting.

        Only stockholders of record at the close of business on March 25, 2002, are entitled to notice of, and to vote at, the Annual Meeting.

        Please sign and return the enclosed proxy card using the envelope provided. You can revoke your proxy at any time. If you attend the Annual Meeting in person you may withdraw your proxy and vote in person.

By Order of the Board of Directors Mitchell L. Murphy, Secretary

Omaha, Nebraska
April 19, 2002

IMPORTANT: IT IS IMPORTANT THAT WE RECEIVE YOUR PROXY TO ENSURE A QUORUM AT THE ANNUAL MEETING. BY PROMPTLY RETURNING YOUR PROXY CARD TO US, YOU WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION.

Transgenomic, Inc.
12325 Emmet Street
Omaha, Nebraska 68164

PROXY STATEMENT
for
ANNUAL MEETING OF STOCKHOLDERS
of
TRANSGENOMIC, INC.

        We are sending this Proxy Statement to you in connection with our request for your proxy to use at the Annual Meeting of Stockholders of Transgenomic, Inc. (the "Company") to be held on May 22, 2002. Only those owners of our common stock of record at the close of business on March 25, 2002 (the "Record Date") are entitled to vote at the Annual Meeting. This Proxy Statement, along with the Notice of the Annual Meeting, the Annual Report to Stockholders and a proxy card are being first mailed to stockholders on or about April 19, 2002.

        Your proxy is being solicited by the Board of Directors of the Company and will give them the power to vote on your behalf at the Annual Meeting. All shares of the Company's common stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors in accordance with the directions given by those proxies. Where no instructions are indicated, the Board of Directors will vote "FOR" each of the proposals that will be considered at the Annual Meeting. In addition, the Board of Directors believes outstanding shares owned by executive officers and directors of the Company will be voted "FOR" each such proposal. Shares owned by these persons represent approximately 24% of the total shares outstanding as of the Record Date.

        You may revoke your proxy at any time before it is exercised by the Board of Directors at the Annual Meeting. If you decide to do this, you will need to give the Secretary of the Company written notice that you want to revoke the proxy or you can submit a new proxy to him. In addition, if you attend the Annual Meeting in person, you may withdraw your proxy and vote in person. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the Annual Meeting for purposes of establishing a quorum. This includes shares for which votes are withheld, abstentions are cast or there are broker nonvotes. The holders of at least a majority of our common stock issued and outstanding on the Record Date must be present at the Annual Meeting, either in person or by proxy, in order for there to be a quorum.

Voting Securities and Beneficial Ownership by Principal Stockholders and Our Directors and Officers

        On March 25, 2002, there were 23,671,821 issued and outstanding shares of our common stock. Each share of common stock is entitled to one vote on each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

        This table shows the beneficial ownership of our common stock by our directors, by those of our executive officers who are named in the Summary Compensation Table shown on page 7, by all of our current executive officers and directors as a group, and by each person we believe beneficially owns more than 5% of our outstanding common stock. Each stockholder named in this table has sole voting and investment power over the shares he beneficially owns, and all such shares are owned directly by the stockholder unless otherwise indicated. Stock ownership information of persons other than our executive officers and directors is based on Schedules 13D, 13F or 13G filed with the Securities and Exchange Commission. The stock ownership information in this table is as of the Record Date.

Name	Number of Shares Beneficially Owned	Percent of Class
Directors and Executive Officers
Collin J. D'Silva, President and Chief Executive Officer, Director	4,656,154(1)	19.7%
William Walker, Former Vice President of Intellectual Property	75,000(2)	*
John E. Doyle, Former Executive Vice President of Emerging Markets	80,000(3)	*
Gregory J. Duman, Executive Vice President and Chief Financial Officer, Director	81,400(4)	*
William P. Rasmussen, Former Chief Financial Officer	185,000(5)	*
John L. Allbery, Executive Vice President	52,000(6)	*
Mitchell L. Murphy, Vice President, Secretary and Treasurer	38,000(7)	*
Stephen F. Dwyer, Director	1,001,100(8)	4.2
Jeffrey Sklar, M.D., Ph.D., Director	21,000(9)	*
Roland J. Santoni, Director	11,000(10)	*
Parag Saxena, Director	0	*
All executive officers and directors as a group (9 persons)	5,860,654(11)	23.2
Other Shareholders
Douglas T. Gjerde, Former Chief Scientific Officer, Former Director	1,885,100(12)	7.6
Kopp Investment Advisors	2,771,818(13)	11.7
INVESCO Private Capital, Inc.	2,292,426(14)	9.7
GlaxcoSmithKline plc	1,247,687(15)	5.3

*
Represents less than 1% of the outstanding Common Stock of the Company.

(1)
Includes 1,400,000 shares owned by the Arthur P. D'Silva Trust, of which Collin J. D'Silva is the sole trustee and 484,616 shares owned by D'Silva, LLC, of which Mr. D'Silva is the managing member.

(2)
Consists of vested options to purchase 75,000 shares at $5.00 per share. Mr. Walker resigned from the Company effective April 5, 2002. His unvested options have been terminated, and his vested options will terminate unless exercised by December 1, 2002.

(3)
Consists of vested options to purchase 75,000 shares at $5.00 per share and 5,000 shares at $6.375 per share. Mr. Doyle also holds unvested options to purchase an additional 20,000 shares at $6.375 per share and 25,000 shares at $9.91 per share. Mr. Doyle remains an employee of the Company.

(4)
Consists of 25,400 shares owned by Mr. Duman and vested options to purchase 6,000 shares at $10.00 per share and 50,000 shares at $6.00 per share. Mr. Duman also holds unvested options to purchase an additional 9,000 shares at $10.00 per share and 150,000 shares at $6.00 per share.

(5)
Consists of 40,000 shares owned by Mr. Rasmussen and vested options to purchase 30,000 shares at $5.00 per share, 50,000 shares at $13.00 per share, 10,000 shares at $6.375 per share, 40,000 shares at $6.00 per share and 15,000 shares at $6.24 per share. Mr. Rasmussen also holds unvested options to purchase an additional 15,000 shares at $6.24 per share. Mr. Rasmussen remains an employee of the Company.

(6)
Consists of 2,000 shares owned by Mr. Allbery and vested options to purchase 50,000 shares at $10.00 per share. Mr. Allbery also holds unvested options to purchase an additional 40,000 shares at $10.00 per share.

(7)
Consists of 4,000 shares owned by Mr. Murphy and vested options to purchase 30,000 shares at $5.00 per share, 2,000 shares at $11.94 per share and 2,000 shares at $6.38 per share. Mr. Murphy also holds unvested options to purchase an additional 20,000 shares at $5.00 per share, 8,000 shares at $11.94 per share, 8,000 shares at $6.38 per share, 2,500 shares at $9.91per share and 27,500 shares at $6.24 per share.

(8)
Includes 35,100 shares owned by The Dwyer Family Limited Partnership. Mr. Dwyer's term as Director will expire at the annual meeting.

(9)
Consists of vested options to purchase 15,000 shares at $5.00 per share and 6,000 shares at $13.00 per share. Dr. Sklar holds unvested options to purchase an additional 3,000 shares at $13.00 per share, 3,000 shares at $9.63 per share and 3,000 shares at $6.375 per share.

(10)
Consists of 2,500 shares owned by Mr. Santoni and vested options to purchase 8,500 shares at $10.00 per share. Mr. Santoni also holds unvested options to purchase an additional 9,000 shares at $10.00 per share and 3,000 shares at $6.00 per share.

(11)
Includes vested options to acquire 169,500 shares of common stock. Does not include shares beneficially owned by Messrs. Walker, Doyle or Rasmussen as they are no longer executive officers of the Company.

(12)
Includes an option to purchase 1,106,100 shares at $5.00 per share. Dr. Gjerde's address is 12295 Woodside Drive, Saratoga, California, 95070.

(13)
The address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, Minnesota, 55435.

(14)
These shares are held by entities affiliated with INVESCO Private Capital, Inc. which disclaims beneficial ownership of these shares. The address of INVESCO Private Capital, Inc. is 1166 Avenue of the Americas, New York, New York 10036.

(15)
The address of GlaxoSmithKline plc is 980 Great West Road, Brentford, Middlesex, TW8 9GS, England.

ITEM 1: ELECTION OF DIRECTORS

Board of Directors and Committees

        Our entire Board of Directors consists of seven positions of which six are currently occupied. The Board of Directors is divided into three classes with directors in each class serving for a term of three years. The terms of office of the current Class I, Class II and Class III directors will expire in 2004, 2002 and 2003, respectively.

        The Board of Directors has nominated Jeffrey Sklar as a Class II director to serve a three-year term expiring in 2005. Dr. Sklar is a current member of the Board of Directors and has expressed an intention to continue to serve on the Board of Directors, if elected. Steven F. Dwyer, a current Class II director whose term expires at the upcoming annual meeting, is not standing for re-nomination to the board. The Board has made no additional nominations. The Board of Directors knows of no reason why Dr. Sklar might be unavailable to serve. There are no arrangements or understandings between Dr. Sklar and any other person pursuant to which he was selected as a nominee.

        The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. This means that votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors. If Dr. Sklar is unable to serve as a Class II director, the Board of Directors may nominate a substitute nominee. In that case, the Board of Directors will vote all valid proxies that voted in favor of Dr. Sklar for the election of the substitute nominee.

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF DR. SKLAR AS CLASS II DIRECTOR.

        The following table sets forth information about our directors, including the nominee who is to be voted on at the Annual Meeting. All directors have held the positions with the companies (or their predecessors) set forth under "Principal Occupation" for at least five years, unless otherwise indicated.

Name	Age	Principal Occupation	Director Since	Term To Expire
NOMINEE
Jeffrey Sklar, M.D., Ph.D.	54	Professor of Pathology, Harvard Medical School(1)	1997	2002
DIRECTORS CONTINUING IN OFFICE
Collin J. D'Silva	45	President and Chief Executive Officer of the Company	1997	2004
Parag Saxena	47	Chief Executive Officer of INVESCO Private Capital, Inc.	1999	2004
Gregory J. Duman	46	Executive Vice President and Chief Financial Officer of the Company(2)	2000	2003
Roland J. Santoni	60	Professor of Law, Creighton University	2000	2003

(1)
Dr. Sklar is a director of Dianon Systems, Inc.

(2)
From 2000 to 2001, Mr. Duman was Chief Financial Officer of Artios, Inc. From 1983 to 2000, Mr. Duman served in several capacities including Controller, Chief Financial Officer and Executive Vice President of Transaction Systems Architects, Inc. of which he is currently a director.

Information regarding our other executive officers is found in our Form 10-K that is part of the Annual Report to Stockholders that accompanies this Proxy Statement.

        The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings and by the actions of its committees. During the year ended December 31, 2001, the Board of Directors held seven meetings and acted by written consent in lieu of a meeting four times. All directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which they served during 2001.

        The Board of Directors has established and assigned certain responsibilities to an Audit Committee and a Compensation Committee.

        Audit Committee.    The functions performed by the Audit Committee include reviewing periodically with independent auditors the performance of the services for which they are engaged, including reviewing the scope of the annual audit and its results, reviewing the year-end financials and the Annual Report on Form 10-K prior to its filing, reviewing quarterly financial results prior to their release to the public, reviewing the adequacy of our internal accounting controls with management and auditors and reviewing fees charged by our independent auditors. The Audit Committee is required to be composed of directors who are independent of the Company. The members of the Audit Committee are directors Santoni, Sklar and Saxena. The Audit Committee met four times during fiscal 2001.

        Compensation Committee.    The Compensation Committee reviews and approves our compensation policy, changes in salary levels and bonus payment to our executive officers and other management and determines the timing and terms of awards made pursuant to our stock option plan. The Compensation Committee currently consists of directors Sklar, Santoni and D'Silva. The Compensation Committee met five times and acted by written consent in lieu of a meeting nine times during fiscal 2001.

        We do not have a standing nominating committee. Nominations for directors are made by the entire Board of Directors.

Compensation of Directors

        Directors who are also our officers or affiliates are not separately compensated for serving on the Board of Directors other than reimbursement for out-of-pocket expenses related to attendance at board and committee meetings. Independent directors are paid an annual retainer of $12,000. In addition, they receive a fee of $1,200 for attending meetings in person, or $600 for participating in a meeting by teleconference, as well as reimbursement for out-of-pocket expenses related to attendance at board and committee meetings.

        Our non-employee and non-affiliated directors are issued options to purchase 15,000 shares of common stock under our stock option plan upon initial appointment to the board. These options vest at the rate of 20% per year of service on the board. Additional grants will be made from time to time so that each non-employee director holds 15,000 unvested options at any time. All options granted to non-employee directors have exercise prices that represented the fair market value of our stock on the grant date. Exercise prices on outstanding options granted to our non-employee directors range from $5.00 to $13.00 per share.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

        The following table sets forth information regarding the annual and long-term compensation paid by us to our Chief Executive Officer, our other three highest paid executive officers and certain former executive officers for services rendered during the three years ended December 31, 2001, 2000 and 1999.

Summary Compensation Table

Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Other Annual Compensation(1) ($)	(f) Restricted Stock Award(s) ($)	(g) Securities Underlying Options/ SARs (#)	(h) LTIP Payouts(2) ($)	(i) All Other Compensation(3) ($)
Collin J. D'Silva President and Chief Executive Officer	2001 2000 1999	153,328 132,425 137,400	— — —	— — —	— — —	— — —	— — —	4,599 3,974 19,219
William Walker(4) Former Vice President of Intellectual Property	2001 2000 1999	201,925 200,774 201,466	— — —	— — —	— — —	— — —	— — —	1,575 7,743 14,591
John E. Doyle(5) Former Exective Vice President of Emerging Markets	2001 2000 1999	150,917 150,843 150,645	— — 4,000	— — —	— — —	25,000 25,000 —	— — —	10,295 4,500 18,321
Gregory J. Duman(6) Executive Vice President and Chief Financial Officer	2001 2000 1999	141,846 — —	— — —	— — —	— — —	200,000 — —	— — —	3,711 — —
William P. Rasmussen(6) Former Chief Financial Officer	2001 2000 1999	137,334 124,836 86,532	— — —	— — —	— — —	70,000 60,000 —	— — —	2,857 1,575 3,936
John L. Allbery(7) Executive Vice President	2001 2000 1999	121,312 — —	— — —	— — —	— — —	— — —	— — —	10,192 — —
Mitchell L. Murphy Vice President, Secretary and Treasurer	2001 2000 1999	100,380 100,332 96,558	— — —	— — —	— — —	30,000 20,000 —	— — —	4,549 3,010 7,913

(1)
No disclosure is required in this column pursuant to applicable Securities and Exchange Commission Regulations, as the aggregate value of items covered by this column does not exceed the lesser of $50,000 or 10% of the annual salary and bonus shown for each respective executive officer named.

(2)
The Company does not have a long-term incentive plan as defined in Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

(3)
These amounts consist of accrued vacation to be taken in the future or paid in cash upon termination of employment, 401(k) Company matching contributions and auto allowances, as applicable.

(4)
Mr. Walker resigned from the Company effective April 5, 2002.

(5)
Mr. Doyle is no longer an executive officer, but remains with the Company in a sales, marketing and business development capacity.

(6)
Mr. Duman was appointed Chief Financial Officer by the Board of Directors effective April 12, 2001. Mr. Rasmussen is no longer an executive officer, but remains with the Company in a business development capacity.

(7)
Mr. Allbery was appointed Executive Vice President by the Board of Directors effective May 23, 2001.

Options/SAR Grants in Last Fiscal Year

        The Compensation Committee may grant either qualified or non-qualified stock options to the directors, officers and employees of the Company under the our stock option plan. The following table shows the options granted during fiscal 2001 to those executive officers of the Company whose compensation is reported in the Summary Compensation Table.

							Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
(a) Name
	(b) Number of Securities Underlying Options/SARs Granted (#)(1)	(c) % of Total Options/SARs Granted to Employees in Fiscal Year		(d) Exercise or Base Price ($/Sh)		(e) Expiration Date	(f) 5%($)		(g) 10%($)
Collin S. D'Silva	—	—			—	—		—		—
William Walker	—	—			—	—		—		—
John E. Doyle	25,000	1.3%			$9.91	6/18/2011		$155,809		$394,850
Gregory J. Duman	200,000	10.7%			$6.00	4/2/2011		$754,674		$1,912,491
William P. Rasmussen	40,000 30,000	2.1 1.6	% %	$ $	6.00 6.24	4/2/2011 10/8/2011	$ $	150,935 117,729	$ $	382,498 298,349
John L. Allbery	—	—			—	—		—		—
Mitchell L. Murphy	27,500	1.5%			$6.24	10/8/2011		$107,918		$273,486
	2,500	0.1%			$9.91	6/18/2011		$15,581		$39,485

(1)
The exercise price of all options granted during fiscal 2001 is equal to the fair market value of our common stock on the date of grant. Each option expires ten years from the date of grant. No stock appreciation rights (SARs) may be granted under our stock option plan.

(2)
The dollar amounts set forth under these columns are the result of calculations of assumed appreciation in the price of our common stock at these annual rates from the respective dates of the grant to the respective expiration dates of the options. These assumptions are not intended to forecast future price appreciation of our common stock. The market price of our common stock may increase or decrease in value over the time period set forth above.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

        The following table sets forth certain information concerning the number of exercised and unexercised options and the value of such options at the end of fiscal 2001 held by any executive officer of the Company whose compensation is reported in the Summary Compensation Table.

(a) Name	(b) Shares Acquired on Exercise(#)	(c) Value Realized ($)(1)	(d) Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#) Exercisable/ Unexercisable	(e) Value of Unexercised In-the-Money Options/SARs at Fiscal Year End($)(1) Exercisable/ Unexercisable
Collin J. D'Silva	—	—	—	—
William Walker	—	—	75,000 / 25,000	$450,000 / $150,000
John E. Doyle	—	—	80,000 / 45,000	$473,100 / $119,650
Gregory J. Duman	—	—	56,000 / 159,000	$256,000 / $759,000
William P. Rasmussen	20,000	$37,500	145,000 / 15,000	$497,600 / $ 71,400
John L. Allbery	—	—	50,000 / 40,000	$50,000 / $ 40,000
Mitchell L. Murphy	—	—	34,000 / 66,000	$189,240 / $290,585

(1)
Based on the difference between the closing sale price of the Common Stock on the exercise date or December 31, 2001 and the related option exercise price.

Stock Option and Other Compensation Plans

        Stock Option Plan.    Our Third Amended and Restated 1997 Stock Option Plan allows us to grant options to our employees, directors and advisors which give them the right to buy our common stock at a fixed price, even if the market value of our stock goes up. Our stock option plan is administered by the compensation committee of our Board of Directors and it has the sole authority to set the number, exercise price, term and vesting provisions of the options granted under the plan. Under the terms of the plan, the exercise price of an incentive stock option, as defined under the Internal Revenue Code of 1986, as amended, cannot be less than the fair market value of our common stock on the date the option is granted. In general, options will expire if not exercised within ten years from the date they are granted. The committee may also require that an option holder remain employed by us for a specified period of time before an option may be exercised. These "vesting" provisions are established on an individual basis by the committee. The committee will also decide whether options will be nonqualified options or structured to be qualified options for U.S. income tax purposes. Either incentive or nonqualified stock options may be granted to employees, but only nonqualified stock options may be granted to our non-employee directors and advisors. Options for a maximum of 7,000,000 shares may be granted under the plan. Outstanding options for a total of 5,060,431 shares of our common stock are outstanding at the record date, of which 2,608,681 may be exercised at this time. Outstanding options have exercise prices ranging from $5.00 to $13.00 per share.

        Under the terms of our stock option plan any options not vested will become immediately vested if the option holder dies, becomes permanently disabled or retires. If an option holder voluntarily resigns, any options not vested as of the date of resignation will terminate and all rights will cease, unless the compensation committee determines otherwise. In the event an option holder's employment, board membership or status as an advisor is terminated for cause, the option holder's right to exercise an option, whether or not vested, will immediately terminate and all rights will cease, unless the compensation committee determines otherwise.

        Employee Savings Plan.    We have established an employee savings plan that is intended to qualify as a tax-qualified plan under Section 401(k) of the Internal Revenue Code. This plan allows for voluntary contributions up to statutory maximums by eligible employees. We match a specific proportion of these contributions, subject to limitations imposed by law. We may make additional contributions to the savings plan on behalf of our employees if our Board of Directors decides to do so. During the years ended December 31, 1999, 2000 and 2001, we contributed $174,973, $219,683 and $252,597 to the savings plan on behalf of our employees.

        Employee Stock Purchase Plan.    Our Second Amended and Restated 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan") has been structured to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. Additionally, the Stock Purchase Plan authorizes the Compensation Committee of the Board of Directors to adopt sub-plans designed to achieve desired tax and other objectives in locations outside the United States. Up to 500,000 shares of Company common stock may be issued during the term of the Stock Purchase Plan which is defined as December 1, 2001 through November 30, 2006. Employees will be able to voluntarily participate in the Stock Purchase Plan through payroll deductions. Such deductions will accumulate during the participation periods, defined as three month periods. On the first business day of each participation period, each participant will be deemed to have been granted an option to purchase Company stock at 85% of the fair market value of the Company stock as measured by the closing price of the stock on either the first or last business day of the participation period, whichever is lower. The number of shares to be purchased under the option is based upon the participants elected withholding amount. At the end of each participation period such option is automatically exercised.

Employment Agreements

        We have entered into employment agreements with our Chief Executive Officer, Collin J. D'Silva, our Executive Vice President and Chief Financial Officer, Gregory J. Duman, our Executive Vice President, John L. Allbery and our Vice President and General Counsel, Keith A. Johnson. The employment agreements require these executives to devote their full time to our business activities, provided that they may serve as directors of or consultants to other companies that do not compete with us and for nonprofit corporations, civic organizations, professional groups and similar entities. These executives are not allowed to compete with us during the term of their employment and for a year after they are no longer our employee. Each agreement contains provisions under which these executive officers have agreed to maintain the confidentiality of information concerning us and which prohibits them from disclosing confidential information about our business to people outside of the company, except for proper business purposes.

        The employment agreement with Mr. D'Silva has an initial term of four years expiring February 29, 2004. The employment agreement with Mr. Duman has an initial term of three years expiring April 1, 2004. The employment agreement with Mr. Allbery has an initial term of four years expiring May 31, 2005. The employment agreement with Mr. Johnson has an initial term of three years expiring February 20, 2005. Each of these agreements may be extended unless we or the employee, as the case may be, give notice of an intention not to renew. If one of these officers is terminated for reasons other than an act of serious misconduct, the officer will be entitled to severance pay in an amount equal to his then current base salary for an amount equal to twelve months' salary.

Report of the Compensation Committee On Executive Compensation

        Executive Officer Compensation.    The Compensation Committee endeavors to establish total compensation packages for the executive officers of the Company that fairly reflect the value of their services to the Company and that will permit the Company to attract and retain high quality individuals in its key executive positions, taking into consideration both the prevailing competitive job market and the current size and expected growth of the Company.

        Executive officer compensation contains three principal components: (i) a base salary, (ii) a cash bonus and (iii) grants of options to purchase common stock under the Company's stock option plan. The base salaries for Collin D'Silva, Gregory Duman, John Allbery and Keith Johnson are set forth in their employment agreements and are subject to annual increases as recommended by the Compensation Committee. The base salaries of other officers are determined as a function of their prior base salaries and the Compensation Committee's view of base salary levels for executive officers with comparable positions and responsibilities in other companies and are not a function of any specific performance criteria. The Compensation Committee periodically compares base salaries paid to its executive officers with those paid by other public companies engaged in similar industries and that generate revenues in the same range as the Company. These companies are not necessarily the same companies that are included in the peer group index used in the Performance Graph included in this Proxy Statement. In general, the Compensation Committee has determined that the base salaries paid to the Company's executive officers fall within an appropriate range of base salaries paid by such comparable companies.

        The bonus portion of executive officer compensation is based upon the performance goals established by the Compensation Committee and approved by the Board of Directors. In addition, the Compensation Committee may award additional bonus amounts on a discretionary basis if the Compensation Committee deems it to be appropriate based upon its assessment of an executive's individual performance and the overall performance of the Company with respect to stockholder value, stock price, sales growth and net income.

        Because ownership of the Company's common stock serves to align the economic interests of its executive officers with those of its stockholders, executive officers who, in the opinion of the Compensation Committee, contribute to the growth, development and financial success of the Company may be awarded options to purchase common stock under the Company's stock option plan. Any grant of options to purchase common stock must be made with an exercise price no less than the closing sale price of the common stock on the date of grant. Therefore, the compensation value of these stock options is directly related to the long-term performance of the Company as measured by its future return to stockholders. The amount of stock option awards granted to executive officers are also determined on a discretionary basis by the Compensation Committee considering the same criteria used to award cash bonuses.

        Compliance With Section 162(m) of the Internal Revenue Code.    The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company's compensation payments to the Chief Executive Officer and to the four most highly compensated executive officers other than the Chief Executive Officer. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Compensation Committee is determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company's executive officers.

        Compensation of Chief Executive Officer.    Collin D'Silva's base salary is set by his employment agreement and is subject to annual increases as recommended by the Compensation Committee. It is the view of the Compensation Committee, based upon its periodic review of base salaries paid to chief executive officers of similarly situated companies, that Mr. D'Silva's base salary is reasonable and within an appropriate range paid by such other companies. Notwithstanding Mr. D'Silva's efforts during 2001 in connection with the significant increase in the Company's life sciences revenues, the acquisition of Annovis, Inc. and the expansion of our synthetic nucleic acid production capacity, Mr. D'Silva was not awarded a cash bonus during fiscal 2001 and he was not awarded any stock options under the Company's stock option plan.

Jeffrey Sklar, M.D., Ph.D. Roland Santoni Collin J. D'Silva

Compensation Committee Interlocks and Insider Participation

        There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

Certain Relationships and Related Transactions

        We have acquired and expect to continue to acquire peripheral components of our WAVE® System from SD Acquisition Inc., although we have no agreement to do so. SD Acquisition, Inc. is a company controlled by Stephen F. Dwyer, a director and a principal stockholder of ours. All components have been acquired at market prices and such transactions during 2001 totaled $612,671. We may purchase any or all of these components from other suppliers. Mr. Dwyer acted as a consultant to us until June 2001. We paid Mr. Dwyer a retainer of $70,000 for serving in this capacity.

Report of the Audit Committee

        The Audit Committee is comprised of Roland Santoni, Jeffrey Sklar M.D., Ph.D., and Parag Saxena, each of which is an independent director of the Company under the rules adopted by the Nasdaq Stock Exchange. The Audit Committee operates under a written charter.

        The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP ("Deloitte") acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management of the Company and with representatives of Deloitte. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company's financial position, results of operations and cash flows. Our discussions with Deloitte also included the matters required by Statement on Auditing Standard No. 61 (Communications with Audit Committees).

        In addition, the Audit Committee reviewed the independence of Deloitte. We received written disclosures and a letter from Deloitte regarding its independence as required by Independent Standards Board Standard No. 1 and this information was discussed with Deloitte.

        Based on the foregoing, the Audit Committee has recommended to the full board of directors that the audited financial statements of the Company for the year ended December 31, 2001 be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

Roland Santoni Jeffrey Sklar, M.D., Ph.D. Parag Saxena

Company Performance

        In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative, total stockholder returns with a broad equity market index and an index of peer companies selected by us for the period commencing July 18, 2000, the date on which our stock began public trading, and ending December 31, 2001. We have selected the Nasdaq Market Index for the broad equity market index and the Peer Group Index consisting of the following companies:

Aclara Biosciences, Inc. Argonaut Technologies, Inc Caliper Technologies Corp. Cepheid, Inc. Ciphergen Biosystems Inc. Genomic Solutions, Inc.	Illumina, Inc. Luminex Corporation Orchid BioSciences, Inc. Sequenom, Inc. Variagenics, Inc.

The stock price information shown on the graph below is not necessarily indicative of future price performance.

	July 18, 2000	December 29, 2000	June 29, 2001	December 31, 2001
Transgenomic, Inc.	$100.00	$43.75	$50.46	$45.83
Nasdaq Market Index	$100.00	$65.17	$57.86	$52.37
Peer Group Index	$100.00	$41.23	$25.82	$21.44

        Assumes $100 invested on July 18, 2000 in Transgenomic's common stock, the Nasdaq Market Index and the Peer Group Index, with reinvestment of dividends.

ITEM 2: RATIFICATION OF APPOINTMENT OF AUDITOR

        The Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") to be our independent auditors for 2002. We are asking our stockholders to ratify the appointment of Deloitte. In recommending the appointment of Deloitte to be our independent auditors, our audit committee considered whether the provision of the services by Deloitte described below under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining Deloitte's independence from the Company and our management.

Audit Fees

        The aggregate fees billed by Deloitte or its affiliates for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $120,000.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by Deloitte or its affiliates for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

        The aggregate fees for all other services rendered by Deloitte in fiscal 2001 was approximately $127,000 and can be sub-categorized as follows:

  Attestation Fees. The aggregate fees for attestation services rendered by Deloitte for matters such as consents related to SEC registration statements, audits of employee benefit plans, agreed-upon procedures, due diligence pertaining to acquisitions and consultation on accounting standards or transactions was approximately $97,000.

  Other Fees. The aggregate fees for all other services, such as consultation related to tax planning and compliance rendered by Deloitte in the 2001 fiscal year was approximately $30,000.

        The ratification of the appointment of auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

        THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS FOR FISCAL 2002.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

SUBMISSION OF STOCKHOLDER PROPOSALS

        Pursuant to our Bylaws, stockholder proposals submitted for presentation at the Annual Meeting, including nominations for directors, must have been received by our corporate secretary at the address of our home office no later than 35 days prior to the date of the Annual Meeting. If less than 35 days' notice of the Annual Meeting is given, then stockholder proposals must be received by our corporate secretary no later than seven days after the mailing date of the notice of the Annual Meeting to stockholders. Any stockholder nomination for director must set forth the name, age, address and principal occupation of the person nominated, the number of shares of our common stock owned by the nominee and the nominating stockholder and other information required to be disclosed about the nominee under federal proxy solicitation rules.

        In order to be included in our proxy statement relating to next year's annual meeting, stockholder proposals must be submitted in writing by December 21, 2002 to our corporate secretary at the address of our home office. The inclusion of any such proposal in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

        Management does not currently intend to bring any matter before the Annual Meeting other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by stockholders for consideration at the Annual Meeting if the Company did not receive written notice of the matter on or before March 5, 2002.

        We will bear the cost of soliciting proxies for the Annual Meeting. To the extent necessary, proxies may be solicited by our directors, officers and employees, but these persons will not receive any additional compensation for such solicitation. We will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to solicitation by mail, we will supply banks, brokers, dealers and other custodian nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of our common stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

        Our Form 10-K, as filed by the Company with the Securities and Exchange Commission, is included in our Annual Report that is being delivered to our stockholders together with this Proxy Statement. The Form 10-K is not, however, to be considered part of this proxy solicitation material.

By Order of the Board of Directors

Mitchell L. Murphy, Secretary

Omaha, Nebraska
April 19, 2001

TRANSGENOMIC, INC.

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 22, 2002
10:30 A.M., Eastern Daylight Time

Invesco Private Capital
1166 Avenue of the Americas
New York, New York

TRANSGENOMIC, INC.	revocable proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TRANSGENOMIC, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, MAY 22, 2002 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of Transgenomic, Inc. (the "Company"), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of Invesco Private Capital, 1166 Avenue of the Americas, New York, New York, on Wednesday, May 22, 2002, at 10:30 a.m., Eastern Daylight Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEE FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 22, 2002 the Proxy Statement for the Annual Meeting and the Company's 2001 Annual Report to Stockholders prior to the signing of this proxy.

(continued and to be signed on the reverse hereof).

\*/    Please detach here    \*/

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.	ELECTION OF DIRECTOR NOMINEE: 01 Jeffrey Sklar	/ /	FOR the nominee listed for the term to expire in 2005	/ /	WITHHOLD AUTHORITY to vote for the nominee listed
2.	AUDITORS. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for fiscal 2002.	/ /	For	/ /	Against	/ /	Abstain
3.	To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof. Management is not aware of any other matters which should come before the Annual Meeting.
Address Change? Mark Box / / Indicate Changes below
Dated:	, 2002

Signature(s) in Box
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

QuickLinks

TRANSGENOMIC, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2002
ITEM 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
ITEM 2: RATIFICATION OF APPOINTMENT OF AUDITOR
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS